COMMERCE BANCSHARES, INC.
      EXECUTIVE INCENTIVE COMPENSATION PLAN
   AMENDMENT AND RESTATEMENT OF JULY 31, 1998


1.   PURPOSE

     The policy of Commerce Bancshares, Inc.
("Commerce") is to compensate its officers based on performance. The purpose of this Executive
Incentive Compensation Plan ("Plan") is to provide incentive compensation awards to those individuals whose management efforts reflect a desire to meet commonly agreed upon objectives or to those who by their superior performance directly contribute to the profitability of Commerce and to encourage the retention of outstanding contributors.

2.  ADMINISTRATION

   The Plan shall be administered by the
Compensation and Benefits Committee of the Board of Directors ("Board") of Commerce, which shall consist solely of two or more directors who are "non-employee directors" under Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision thereto. The Committee shall have authority in its sole discretion to interpret the Plan, establish rules and procedures thereunder, and make all determinations, including the determination of incentive compensation awards eligible to be deferred under the Plan. All determinations made by the Committee shall be final and binding.

3.   ELIGIBLE PARTICIPANTS

    All chief executive officers, Chairmen of the Board, Presidents, and Vice Presidents of
Commerce or any of its affiliated banks or subsidiary companies shall be eligible to participate in the Plan, together with such other officers of Commerce and its affiliated banks and subsidiary companies as the Committee shall determine. Directors who are not officers or employees of Commerce, an affiliated bank, or a subsidiary company, are not eligible to participate in the Plan.

4.   DETERMINATION OF AWARD

     The Board of Commerce shall at its sole
discretion approve the amount of the aggregate incentive compensation awards to be granted based on the recommendations of the Committee.
Incentive compensation awards made under this Plan shall be determined with reference to performance during the preceding year. The incentive compensation awards to be made to the Chairman of the Board, President and/or Chief
Executive Officer of Commerce shall be determined by the Committee and all other awards to be made under this Plan may be determined by the Committee or, should the Committee so direct, by a committee consisting of the Chief Executive
Officer, a Vice Chairman designated by the Chief
Executive Officer, and the chief human resources officer.

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5.   PAYMENT OF INCENTIVE AWARD

     Incentive compensation awards are generally determined and made on or before the date of the annual meeting of shareholders of Commerce. The normal method of payment will be in the form of cash and awards will be paid as soon as practicable after the awards are determined; provided, that the recipient of an award shall not have elected to defer receipt of the incentive compensation award as hereinafter provided.

6.   DEFERRAL OPTIONS

     a. An eligible employee may elect to defer all or a portion of an incentive compensation award until the earlier to occur of retirement, death, or termination. A deferral must be expressed either as "all" or as a specified dollar amount. Any incentive compensation award above the specified amount will be paid in cash, and if the award is less than the amount deferred, the total award will be deferred. The granting of an incentive compensation award is discretionary and neither delivery of deferral election materials nor an election to defer shall affect entitlement to such an award. All deferral elections made under the Plan are irrevocable.

     b.  In order to ensure that elections to
       defer incentive compensation awards are
       effective under applicable tax
       laws, all persons eligible to participate in this Plan will be given the opportunity to defer payment of all or a portion of an incentive compensation award. An election to defer must be made in a written form satisfactory to Commerce and must be received by the Commerce Director of Human
       Resources on or before the last business day of the year preceding the year for which performance is measured to determine the granting of an incentive compensation award.

     c.  An eligible employee in electing a
       deferred payment shall also elect the
       account which Commerce shall make available to the participating employee and to which the relevant portion of the award deferral will be credited. The available accounts for deferral of an incentive compensation award shall consist of (a) the Treasury Bill
       Account, (b) the Treasury Note Account, and
       (c) the Commerce Stock Account.  Such
       accounts are bookkeeping accounts only and are maintained for the sole purpose of determining the amount payable by Commerce to the eligible employee. No assets shall be segregated for the benefit of an eligible employee and the bookkeeping account shall not represent assets set aside for the benefit of an eligible employee. An eligible employee may elect to transfer amounts between accounts (a "Transfer Election") effective as of any March 1 (the "Transfer Date").
       Such Transfer Election must be received by the Commerce Director of Human Resources by the last business day of the year preceding the year during which the Transfer Date is to occur. Any transfer to or from the Commerce Stock account shall be based upon the last sale price of Commerce Stock as reported by the National Association of Security Dealers National
       Market System on the last

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       trading day in February on which a trade of
       Commerce Stock is so reported. The amount transferred from the Commerce
       Stock Account shall be based upon the number of units credited to such account as of February 28 preceding the March 1 as of which the Transfer Election shall be effective. The amount transferred from the Treasury Bill Account or the Treasury Note
       Account shall be based upon the amount
       credited to such account as of the February
       28, preceding the March 1 as of which the Transfer Election shall be effective.

     d. The Treasury Bill Account and the Treasury Note Account are both bookkeeping accounts. The
       Treasury Bill Account will have interest credited on the deferred amount at a rate equal to the six-month treasury bill yield with the interest credited on the first day of each calendar quarter. The
       Treasury Note Account will have interest credited on the deferred amount at a rate equal to the four-year treasury note rate
       (with the rate adjusted at the end of each four-year period) with interest credited on the first day of each calendar quarter.
       Amounts credited to either of these
       accounts will be compounded on the first day of each calendar quarter.

       The Commerce Stock Account is a bookkeeping account the value of which will be based upon the performance of the $5.00 par value common stock of Commerce
       ("Commerce Stock"). Amounts deferred into the Commerce Stock Account will be credited to such account with units, each reflecting one share of Commerce Stock. Fractional units will also be credited to such account if applicable. The number of such credited units will be determined by dividing the value of the incentive compensation award for a year which is deferred into the Commerce Stock Account by the last sale price of the Commerce Stock as reported by the National
       Association of Securities Dealers National Market
       System ("NASD NMS") on the last trading day in February of the following year on which a trade of Commerce Stock is so reported.
       Dividends paid on the Commerce Stock shall be reflected in a participant's Commerce Stock
       Account. The crediting of additional units in such account shall be equal to the value of the dividends divided by the last sale price of the Commerce Stock as reported by the NASD NMS on the last trading day occurring on or before the date such dividend is paid on which a trade of Commerce Stock is so reported.

     e.   Commerce shall provide periodically to each participant
       (but not less frequently than once per calendar year) a statement setting forth the balance to the credit of such participant in each of the accounts.

     f. Amounts deferred under the provisions of this Plan will be disbursed to participants in accordance with the following:

          (1)  Deferrals held in the Treasury
               Bill Account and the Treasury Note Account will be paid by Commerce in a single distribution as soon as reasonably practicable after retirement, disability, death or termination of employment, except that a participant may elect to

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               have distributions from such accounts made in up
               to ten annual
               equal installments or in such installments after receiving a lump sum payment of a portion of the account balances. Annual installments will be paid in an amount, less applicable withholding taxes, determined by multiplying the balance in either account by a fraction, the numerator of which is one (1) and the denominator of which is a number equal to remaining unpaid annual installments.

          (2)  If a participant dies after the
               commencement of payments from such
               participant's Treasury Bill Account
               or Treasury Note Account, the
               designated beneficiary shall receive
               the remaining installments over the
               elected installment period.

          (3)  With respect to a participant's
               Commerce Stock Account, upon such
               participant's employment terminating
               for disability, death, retirement, or
               termination of employment, the whole
               units in the participant's Commerce
               Stock Account shall be converted into
               shares of Commerce Stock with each
               whole unit representing one share of
               such stock with cash paid in lieu of
               any fractional shares.  No
               distribution, however, shall be made
               from the Commerce Stock Account until
               arrangements satisfactory to Commerce
               shall have been made to provide for
               the payment to Commerce of federal,
               state, local, and payroll withholding
               taxes attributable to the Commerce
               Stock Account.

          (4) Each participant shall have the right at any time to designate any person or persons as beneficiary or beneficiaries (both principal as well as contingent) to whom payment under this Plan shall be made in the event of death prior to complete distribution to the participant of the amounts due under this Plan. Any beneficiary designation may be changed by a participant by the filing of such change in writing on a form prescribed by Commerce. The filing of a new beneficiary designation form will cancel all beneficiary designations previously filed and will apply to all deferrals in the account. If a beneficiary has not been designated or if all designated beneficiaries predecease the participant, then any amounts payable to the beneficiary shall be paid to the participant's estate in one lump sum.

          (5) If there is any change in the number or class of shares of Commerce stock through the declaration of stock dividend or other extraordinary dividends or recapitalization resulting in stock splits or combinations or exchanges of such shares or in the event of similar corporate transactions, each participant's
               Commerce Stock Account shall be equitably adjusted to reflect any such change in

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               the number or class of issued shares of
               common stock of Commerce or to reflect such similar corporate transaction.

          (6)  The Human Resources/Salary Committee of Commerce, upon
               30 days written notice, may approve a "hardship" request for distribution of a deferred award. Unless the participant presents proof satisfactory to such committee of financial need, requests for hardship distribution will be denied. Each request will be evaluated on the basis of uniformly applied criteria.

7.   AMENDMENT AND TERMINATION OF PLAN

     The Board of Directors may at its discretion and at any time amend the Plan in whole or in part. The Committee may terminate the Plan in its entirety at any time, and, upon such termination or such later date or dates, each participant shall: receive, in a single distribution, the shares and cash for the fractions thereof of Commerce Stock reflected in the Commerce Stock
Account; and shall be paid, in a single
distribution or over such period of time as determined by the Committee, the then remaining balance in such participant's Treasury Bill
Account and Treasury Note Account.

8.   MISCELLANEOUS

     a. A participant under this Plan is merely a general unsecured creditor and nothing contained in this Plan shall create a trust of any kind or a fiduciary relationship between Commerce and the participant or the participant's estate. Nothing contained herein shall be construed as conferring upon the participant the right to continued employment with Commerce or its subsidiaries or to an incentive compensation award. Except as otherwise provided by applicable law, benefits payable under this Plan may not be assigned or hypothecated, and no such benefits shall be subject to legal process or attachment for the payment of any claim of any person entitled to receive the same.

     b. The amendment of the Plan to allow a Common Stock deferral option shall become effective on the date the shareholders of Commerce approve the same. Subject to such approval, an employee having a deferred option may elect (but prior to June 30, 1994) to transfer his balance in the Treasury Bill
     Account and/or the Treasury Note Account as of April 1, 1994 to the Commerce Stock
     Account with the number of units credited to his account determined as provided in
     Section 6d hereof but based on the last sale price as of the last day in March 1994 on which a trade of Commerce Stock is reported.
     An employee who in 1993 deferred a potential incentive compensation award with respect to performance in 1994 and elected either a Treasury Bill Account or a Treasury Note
     Account may elect prior to June 30, 1994 to defer such award for 1994 to the Common
     Stock Account.


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